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                                                                  EXHIBIT 10.68
                                LETTER OF INTENT

             BY AND AMONG VISION TWENTY-ONE, INC. (THE "COMPANY"),
                MEDEQUITY INVESTORS PARTNERS, LLC ("MEDEQUITY"),
                CHASE VISION TWENTY-ONE PARTNERS, LLC ("CHASE"),
          PEACHTREE VISION TWENTY-ONE PARTNERS, LLC ("PEACHTREE") AND
                CHASE VENTURE CAPITAL ASSOCIATES, L.P. ("CVCA")


I.       PURPOSE

         Among other things, to enter into a binding letter of intent which sets forth the terms upon which MedEquity, CVCA, Chase and Peachtree (collectively the "Investors") will purchase equity securities of the Company.

II.      SALE AND PURCHASE OF PREFERRED STOCK

Issuer:                             The Company

Type of Security:                   $35,000,000 Series A Senior Convertible
                                    Preferred Stock (the "Preferred Stock")

Economic Terms of the
Preferred Stock:                    At any time before redemption, the
                                    Preferred Stock shall be convertible into common stock of the Company at the option of the holders of the Preferred Stock, subject to adjustment upon the occurrence of certain events (see Conversion Feature and Anti-Dilution Provisions). The
                                    Preferred Stock will rank senior to any
                                    other capital stock of the Company.

Conversion Feature:                 The conversion price per share of Preferred
                                    Stock (the "Conversion Price") will be set at $6.50 and shall be subject to certain adjustments as outlined below and in Anti-Dilution Provisions.

                                    It is the intent of the parties that the Company shall repurchase as soon as reasonably practical after closing 3,000,000 shares of common stock pursuant to its practice management divestiture plan. If, by December 31, 2000, the Company has not reduced the number of its outstanding shares of common stock (on a fully diluted basis) by at least 3,000,000 shares pursuant to such plan, the Company will be obligated to adjust the Conversion Price for shares of Preferred Stock based on a pro-rata formula which takes into account the number of outstanding shares the Company reduces through practice management divestitures and the relative


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                                    percentage ownership interest in the
                                    Company the aggregate number of shares of Preferred Stock would have initially represented if the number of outstanding shares at Closing had been 3,000,000 shares less.

                                    Upon conversion of the Preferred Stock, the Company will pay cash in lieu of fractional shares based on the prevailing fair market value of the common stock.

Dividend:                           The Preferred Stock shall receive a
                                    dividend of 9.0% per annum. The dividend will accrue or be payable in cash, at the option of the Company on a quarterly basis.

Liquidation Preference:             In the event of a liquidation of the
                                    Company, the holders of the Preferred Stock shall be entitled to receive, in preference to the holders of Common Stock, a Liquidation Preference equal to the
                                    Original Issue Price plus any accrued but unpaid dividends in the form of consideration utilized. For the purpose of this provision, a liquidation shall include, at the option of the holders of the Preferred Stock, the disposition of substantially all of the assets of the Company, whether by sale, merger or other reorganization or by a sale of over 50% of the ownership of the Company.

Use of Proceeds:                    General corporate purposes including
                                    property and equipment, working capital, acquisitions, payment of fees and expenses and potentially the buyback of certain amounts of the Company's outstanding common stock, the terms and conditions of which are to be as agreed to by the parties.

Registration Requirements:          The holders of the Preferred Stock, as a
                                    group, will have two demand registrations on form S-1 and unlimited demand registrations on form S-3 of their Common
                                    Stock (upon conversion of the Preferred
                                    Stock) exercisable at any time after the Closing Date. The Company will be required to use its best efforts to file a registration statement on the shares within 30 days after the demand date. It is provided that the Company shall not be required to effect a registration of common stock where the value of such stock is less than $1,500,000. On one or more occasions, the Company may suspend or delay registration in the event of material non-public information or where the Board of Directors, in good faith, determines same will be materially detrimental to the Company; provided, however, that all such suspensions or delays shall not exceed customary limitations. The holders of the Preferred Stock will also have unlimited senior piggyback rights that would be subject to customary underwriters cutbacks.
                                    Reasonable expenses will be paid by the
                                    Company.


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Corporate Governance:               The holders of the Preferred Stock shall
                                    designate and elect such number of
                                    directors and shall have such other rights as shall be set forth in a Board of Director transition plan reasonably acceptable to the Investors; provided however that the holders of Preferred Stock shall be entitled to designate and elect a minimum of two directors to the Board. The Directors appointed by the holders will have the right to any compensation and option or warrant packages offered to other members of the Board of Directors, representation on the Compensation Committee on the Board of Directors, and the reasonable payment of expenses related to attending board meetings and customary indemnification offered to all members of the Board of Directors.

Anti-Dilution:                      Standard weighted average adjustment
                                    provisions for sales of equity at prices below the Conversion Price, determined on a weighted average basis, provided, however, no adjustment (a) for issuances of equity by the Company in connection with mergers or acquisitions transactions or (b) if the Company issues options under option plans approved by the Board at prices below fair market value.

Mandatory Redemption:               If not converted, the Preferred Stock is
                                    fully redeemable at the Investors' option at face value plus any accrued and unpaid dividends at any time after December 31, 2005.

Professional Fees and
Expenses:                           Upon closing, a closing fee of 1.0% of the
                                    Issue Price plus the reasonable
                                    professional fees and expenses incurred
                                    (including, without limitation, fees for any Hart-Scott-Rodino filings) by the
                                    Investors in connection with this offering will be paid out of the gross proceeds from the offering.

Representations and
Warranties:                         The Company will make certain
                                    representations and warranties customary for transactions of this type.

Affirmative Covenants:              The Company will agree to certain
                                    Affirmative Covenants and information
                                    rights customary for transactions of this type.

Negative Covenants:                 The  Company  will  agree to  certain
                                    Negative Covenants including, but not
                                    necessarily limited to:

                                    (a) Limitations on the declaration or
                                    payment of dividends on the Common Stock or repurchase of any Common Stock (except for certain agreed upon repurchases of Common Stock);


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                                    (b) Limitations on the issuance of any
                                    equity security that is pari passu with, or senior to, the Preferred Stock and limitations on the incurrence of additional indebtedness; and

                                    (c) Limitations on amendments of the
                                    Corporate Charter or Bylaws that are
                                    materially adverse to the holders of the Preferred Stock.

Voting Rights:                      The holders of the Preferred Stock will
                                    vote with the Common as a single class on an as-converted basis and, in addition, shall have the right to vote as a class on the following:

                                    (a) Any material sale of the Company's
                                    assets where the Board of Directors has
                                    made the determination that the assets are core to the Company's business, and any sale of substantially all of the Company's business;

                                    (b) Any consolidation or merger unless the Company is the surviving entity and the shareholders of the Company immediately prior to the transaction continue to hold more than 50% of the stock after the transaction;

                                    (c) Liquidation or winding up of the
                                    Company;

                                    (d) Replacement of Theodore N. Gillette on the Company's Senior Management Team.

                                    On any occasion, if one of the two
                                    representatives to the Board of Directors appointed by the holder of the Preferred Stock votes in favor of any of the above, it will be deemed to be approved by the class.

Right of Participation:             If the Company privately sells any equity
                                    securities in the future, the holders of the Preferred Stock shall have the right to purchase a pro-rata amount of such securities, so long as the investors retain
                                    25% of the original preferred shares still outstanding.

Transactions with Affiliates:       The Company will not enter into any
                                    transactions with any affiliate unless
                                    conducted on an arm's length basis.

Governing Law:                      Massachusetts.

Closing Documents:                  The transaction is subject to completion of
                                    closing documents reasonably acceptable to all parties, including but not limited to


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                                    Preferred Stock Purchase Agreement and
                                    Registration Rights Agreement (together the
                                    "Transaction Documents").

Conditions Precedent
to Closing:                         The Investors' obligations to consummate
                                    the transaction shall be subject to
                                    satisfaction of the following conditions:

                                    (a) The consummation of the transaction and the terms of the Preferred Stock, including without limitation the Conversion Price and any adjustments thereto, shall not be subject to the approval of the shareholders of the Company.

                                    (b) Any waiting period applicable to the transaction under the Hart-Scott-Rodino Act shall have terminated or expired;

                                    (c) The Company's results for the fiscal quarter ended September 30, 1999 shall not be materially different than the business plan as delivered by the Company;

                                    (d) There shall have been no developments in the business of the Company or any Subsidiary which in the reasonable opinion of the Purchasers would be likely to have a material adverse effect on the business, properties, prospects, operations or financial condition of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect");

                                    (e) A reasonable determination by the
                                    Investors that all outstanding litigation, other than the existing shareholder class action of McBride v. Vision Twenty-One, Inc. et al, individually or in the aggregate, would not result in a Material Adverse Effect.

                                    (f) The delivery of an amendment to the
                                    Company's primary bank facility on terms substantially the same form as those set forth in the term sheet delivered to the Investors on October 21, 1999.

                                    The determination of whether the
                                    aforementioned conditions to closing have been satisfied shall be at the reasonable discretion, severally, of MedEquity Investors Partners, LLC, Chase Equity Associates, L.P., Chase Venture Capital Associates, L.P., General Electric Capital Corporation and The Kaufmann Fund.

Information Flow:                   The Investors  will be free to disclose any
                                    and all information so acquired to its
                                    agents, advisors, representatives, etc. and potential sources of financing for the transaction, as it deems necessary,


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                                    provided that they acknowledge that they
                                    are bound by Vision Twenty-One's
                                    Confidentiality Agreement.

Non-Disclosure of Terms:            The Company agrees that the terms of this
                                    letter of intent and any subsequent
                                    revisions of terms will remain confidential for a period of one year from the date of this term sheet, except as might be necessary according to applicable securities law or, provided further, that the Company may disclose terms hereof to its agents, advisors or representatives.

Confidentiality:                    The Confidentiality Agreement previously
                                    executed by the parties shall remain in
                                    full force and effect.

Public Announcements:               Except as required by law or stock exchange
                                    regulation, the Investors, the Company and their respective representatives will not publicly disclose the existence of this Letter of Intent or make known publicly any facts related to the proposed transaction without the prior consent of the other parties.

Prior Term Sheet:                   This Letter of Intent shall supersede the
                                    term sheet entered into the parties on
                                    August 26, 1999.

Closing: The parties shall use their reasonable best efforts to close the transaction no later than November 15, 1999.

Term: This Letter of Intent shall terminate in its entirety and be of no further force and effect as of November 30, 1999.


Agreed to this 22nd day of October, 1999.


                                          VISION TWENTY-ONE, INC.



                                          By: /s/ Richard T. Welch
                                              -------------------------------
                                              Richard T. Welch
                                              Chief Financial Officer


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                                          MEDEQUITY INVESTORS
                                          PARTNERS, LLC


                                          By: /s/ Robert W. Daly
                                              -------------------------------
                                              Robert W. Daly
                                              Manager


                                          CHASE VISION TWENTY-ONE
                                          PARTNERS, LLC

                                          By:  MedEquity Investors, LLC
                                          its Managing Member


                                          By: /s/ Robert W. Daly
                                              -------------------------------
                                              Robert W. Daly
                                              Manager


                                          PEACHTREE VISION TWENTY-ONE
                                          PARTNERS, LLC

                                          By:  MedEquity Investors, LLC
                                          its Managing Member


                                          By: /s/ Robert W. Daly
                                              -------------------------------
                                              Robert W. Daly
                                              Manager


                                          CHASE VENTURE CAPITAL
                                          ASSOCIATES, L.P. by
                                          By:  Chase Capital Partners,
                                          its General Partner


                                          By: /s/
                                              -------------------------------

                                              Name:  Mitchell J. Bluntt
                                                    -------------------------

                                              Title: Executive Partner
                                                    -------------------------


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